                               December 1, 1994

Kirby Corporation
1775 St. James Place
Suite 300
Houston, Texas 77056

         Re:   Offering of Debt Securities of Kirby Corporation

Gentlemen:

         On October 27, 1994, Kirby Corporation, a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 33-56195) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the proposed issuance from time to time of up to an aggregate of $250,000,000 principal amount of debentures, notes and/or other unsecured evidences of indebtedness of the Company (the "Debt Securities"). The Debt Securities shall be issued from time to time pursuant to an Indenture (the "Indenture") to be entered into between the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and the issuance and sale of the Debt Securities.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Restated Articles of Incorporation and the Bylaws of the Company, each as amended, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Debt Securities to be sold by the Company and related matters, (iii) the Registration Statement, and all exhibits thereto, (iv) the Indenture, and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that when all necessary proceedings have been taken by the Board of Directors or the authorized officers of the Company in connection with the authorization, issuance and sale of the Debt Securities of a particular series and related matters, the Debt Securities of such series, when duly executed on behalf of the Company and authenticated by the Trustee and issued and delivered pursuant to the Indenture against payment to the Company of the authorized consideration therefor, will be duly





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Kirby Corporation
November 14, 1994
Page 2




authorized and validly issued and will be binding obligations of the Company in accordance with their terms, subject to the extent that rights to indemnification thereunder may be limited by federal or state securities laws and policies embodied therein or to the extent that such obligations are subject to or affected or limited by (i) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights or the collection of debtors' obligations generally from time to time in effect or (ii) general principles of equity (whether enforceability is considered in a proceeding in equity or at law), including the qualification that the availability of the remedies of specific performance or injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought and including standards of good faith, fair dealing and reasonableness that may be applied by a court to the exercise of certain rights and remedies. Further, we express no opinion as to the following: (i) whether a court would grant any remedy sought with respect to immaterial breaches or to the extent any purchaser has acted in bad faith in exercising remedies; or (ii) whether a court would grant a particular remedy provided for in the Debt Securities or the Indenture as opposed to another remedy provided for therein or at law or in equity. With respect to matters governed by New York law, we have relied on the opinion of Andrews & Kurth L.L.P. to the Company, dated as of the date hereof, a copy of which is attached.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

     We advise you that Henry Gilchrist, who is the Secretary and an Advisory Director of the Company, is a shareholder of this firm.


                                        Very truly yours,

                                        JENKENS & GILCHRIST,
                                          a Professional Corporation



                                        By: /S/ HENRY GILCHRIST

                                                Henry Gilchrist

HG:GWC:kb





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                               December 1, 1994


Kirby Corporation
1775 St. James Place
Suite 300
Houston, Texas 77056

Gentlemen:


        We have acted as counsel to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and Wertheim Schroder & Co. Incorporated in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of the registration statement on Form S-3 (No. 33-56195) filed by Kirby Corporation, a Nevada corporation (the "Company") with the Commission (such registration statement being hereinafter referred to as the "Registration Statement") relating to the offering from time to time of the Company's unsecured debt securities (the "Debt Securities") having an aggregate initial public offering or purchase price of up to U.S. $250,000,000 or the equivalent thereof in one or more other currencies, including composite currencies as set forth in the Registration Statement. The Debt Securities are to be issued in one or more series in accordance with the provisions of the indenture (the "Indenture") to be entered into beween the Company and Texas Commerce Bank National Association, as trustee (the "Trustee").

        In arriving at the opinions expressed below, we have examined the Registration Statement, the form of Indenture filed as Exhibit 4.3 to the Registration Statement and the original or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have with your permission and without independent investigation:

                (a) assumed that (i) the Company is a corporation validly existing and in good standing under the laws of the State of Nevada and the Trustee is a national banking association validly existing and in good standing under the laws of the United States of America, (ii) the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, (iii) the Indenture constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (iv) no approval, authorization or other action by, or (except as covered by our assumptions in clauses (i), (ii) or (iii) of clause (e) below) registration, filing or declaration with, any governmental authority, court or arbitrator, is or will be required in connection with the execution, delivery or performance by the Company or the Trustee of the Indenture or any Debt Securities, (v) neither the execution, delivery and performance by the Company of the Indenture and the Debt Securities of each future series, nor the offer, issue, sale and delivery of any such Debt Securities, will violate any provision of the charter or bylaws of the Company, or any other legal requirement now or hereafter in effect binding upon or affecting the Company or its operations or properties in such manner as to affect adversely the validity or enforceability of the Indenture or such Debt Securities and (vi) the execution, delivery and performance by the Trustee of the Indenture will not violate any legal requirement now or hereafter in effect binding upon or affecting the Trustee on its operations or properties in such manner as to afftect adversely the validility or enforceability of the Indenture;

                (b) assumed (i) that the signatures on all documents that we have examined are genuine, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, and (iii) the authenticity of the originals of such documents;

                (c) assumed that (i) all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined and (ii) all Debt Securities to be issued by the Company will be in substantially the form of the drafts submitted to us by the Company, with all blanks duly completed and with such additions, deletions and modifications as are required to comply with applicable law and the terms of the Indenture and to reflect the terms of the particular series of Debt Securities and;

                (d) assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby,
        (iii) all Securities will be issued and sold in compliance with the applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and (iv) the applicable distribution, underwriting or similar agreement pursuant to which such Debt Securities are to be sold has been duly authorized, executed and delivered by each underwriter, dealer or other party thereto.

        Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that:

        1. The Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and simliar laws affecting creditors' rights generally, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

        2. When (i) the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with applicable law and the provisions of the Indenture, (ii) such Debt Securities have been duly authenticated by the







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Kirby Corporation
December 1, 1994
Page 2

Trustee in accordance with applicable law and the provisions of the Indenture and (iii) the applicable distribution, underwriting or similar agreement pursuant to which such Debt Securities are to be sold has been duly authorized, executed and delivered by the Company under the laws of the State of Nevada and such Debt Securities are executed and delivered by the Company and issued in accordance with the provisions of such agreement upon payment or delivery of the consideration specified therein for such Debt Securities, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer, reorganization, moratorium and similar laws effecting creditors rights generally, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

        With respect to our opinions expressed in paragraph (2) above as they relate to Debt Securities denominated in a currency other the U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars. Additionally, with respect to our opinions expressed in paragraph (2), we have assumed that any Indexed Note (as such term is defined in the Prospectus Supplement referred to above) will comply with the United States Commodity Exchange Act of 1922, as amended, and the rules, regulations and orders of the Commodity Futures Trading Commission promulgated thereunder and with any applicable provisions of state law.

        We express no opinion other than as to the law of the State of New
York.

        This opinion is being furnished to Kirby Corporation in connection with the opinion to be rendered by Jenkens & Gilchrist, a Professional Corporation to the Company and filed with the Commission as Exhibit 5.1 to the Registration Statement. This opinion speaks as of its date, and we undertake no duty to advise you as to changes in fact or law coming to our attention after the date hereof. This opinion may not be used, quoted, published, circulated or relied upon by any person for any purposes without our prior written consent except that Jenkens & Gilchrist, a



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Kirby Corporation
December 1, 1994
Page 3




Professional Corporation, may rely on this opinion as if it were addressed to it for purposes of rendering its opinion to be filed as Exhibit 5.1 to the Registration Statement. In this regard, we do not admit that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including such opinion of Jenkens & Gilchrist, a Professional Corporation.




                                              Very truly yours,

                                              ANDREWS & KURTH L.L.P.

1210/2281